                                                                     EXHIBIT 11

                           FLOUR CITY INTERNATIONAL, INC.
                         CALCULATION OF EARNINGS PER SHARE
                      (in thousands except per share amounts)
                                    (unaudited)

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
                                                           Three Months Ended             Nine Months Ended
                                                                 July 31                       July 31
                                                           ------------------             -----------------
                                                           1998          1997             1998         1997
                                                           ----          ----             ----         ----
Weighted average shares
   outstanding before public offering                      3,853          3,514          3,859         1,743
Shares issued at public offering
including underwriters over-allotment                      1,805              -            602           -
                                                       ---------       --------       --------      --------
Weighted average basic shares
   outstanding                                             5,658          3,514          4,461         1,743
Dilutive effect of employee stock
   grants                                                    293            400            364           311
                                                       ---------       --------       --------      --------
Weighted average diluted shares
   outstanding                                             5,951          3,914          4,825         2,054
                                                       ---------       --------       --------      --------
                                                       ---------       --------       --------      --------
Net income for the period                              $     927       $  2,433       $  3,069      $  4,695
                                                       ---------       --------       --------      --------
                                                       ---------       --------       --------      --------
Earnings per share - basic                             $    0.16       $   0.69       $   0.69      $   2.69
                 - diluted                             $    0.16       $   0.62       $   0.64      $   2.29
                                                       ---------       --------       --------      --------
                                                       ---------       --------       --------      --------
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